Exhibit 99.1

FOX CHASE BANCORP, INC.	2nd QUARTER EARNINGS 2015
PAGE 1

4390 Davisville Road, Hatboro, PA 19040 Phone (215) 283-2900 Fax (215) 775-1401

For Immediate Release

Date:	July 29, 2015
Contact:	Roger S. Deacon
Chief Financial Officer
Phone:	(215) 775-1435

FOX CHASE BANCORP, INC. REPORTS INCREASED EARNINGS

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2015

(Announces Additional 5% Stock Repurchase Plan)

HATBORO, PA. July 29, 2015 – Fox Chase Bancorp, Inc. (the “Company”) (NASDAQ GS: FXCB), the holding company for Fox Chase Bank (the “Bank”), today announced net income of $3.2 million, or $0.28 per diluted share, and $5.4 million, or $0.48 per diluted share, for the three and six months ended June 30, 2015, compared to net income of $2.3 million, or $0.20 per diluted share, and $4.3 million, or $0.37 per diluted share, for the three and six  months ended June 30, 2014, respectively.

Commenting on performance for the quarter, Thomas M. Petro, President and CEO said, “We are pleased with the impressive earnings growth for the three and six months ended June 30, 2015.  We continue to build our commercial bank balance sheet as commercial loans increased to 84% of total loans, average commercial loan growth was 10.4% and our business fundamentals remain strong.  The current quarter results were positively impacted by $840,000 (pre-tax) of recoveries on previously charged-off loans.  The outsourced data processing systems conversion, which will provide the Company the ability to be more responsive to commercial customers, deliver innovative services and provide increased productivity, is expected to be completed in the fourth quarter of 2015.  The pre-tax expenses related to this initiative were $248,000 in the second quarter

FOX CHASE BANCORP, INC.	2nd QUARTER EARNINGS 2015

of 2015 and $478,000 for the first half of 2015.  Total expense related to this initiative is estimated to be approximately $1.1 million to $1.3 million for 2015.”

Highlights for the three and six months ended June 30, 2015 included:

•               Total average assets were $1.10 billion for the six months ended June 30, 2015 compared to $1.09 billion for the six months ended June 30, 2014. Total average commercial loans increased by $54.4 million, or 9.6%, to $623.0 million for the six months ended June 30, 2015, compared to $568.6 million for the six months ended June 30, 2014.  Additionally, average commercial loans increased by $15.1 million, or 2.5%, to $630.6 million for the three months ended June 30, 2015, compared to $615.5 million for the three months ended March 31, 2015.

•                 Assets were $1.09 billion at June 30, 2015 as compared to $1.09 billion at December 31, 2014 and $1.11 billion at June 30, 2014.  Total commercial loans increased by $17.4 million, or 2.8% to $624.9 million at June 30, 2015 compared to $607.5 million at December 31, 2014.  As anticipated, total commercial loans decreased by $17.6 million, or 2.7%, to $624.9 million at June 30, 2015 compared to $642.5 million at March 31, 2015.  This reduction was due to seasonal line usage and expected payoffs.

•               Return on average assets was 1.15% and 0.99% for the three and six months ended June 30, 2015, respectively, compared to 0.85% and 0.78% for the three and six months ended June 30, 2014, respectively.

•               Net interest income increased $583,000, or 3.5%, to $17.3 million for the six months ended June 30, 2015, compared to $16.7 million for the six months ended June 30, 2014 and increased $228,000, or 2.7%, to $8.7 million for the three months ended June 30, 2015, compared to $8.4 million for the three months ended June 30, 2014. The net interest margin was 3.24% for the three months ended June 30, 2015, compared to 3.29% for the three months ended March 31, 2015 and 3.20% for the three months ended June 30, 2014.  During the three months ended June 30, 2015, the Company received $130,000 in prepayment fees, which increased net interest margin by five basis points.  During the three months ended March 31, 2015, the Company received a $254,000 special dividend from the FHLB of Pittsburgh, which increased the net interest margin by ten basis points.

•                The Company recorded a credit to the provision for loan losses of $1.3 million during the three months ended June 30, 2015, which was primarily due to $840,000 of recoveries on

FOX CHASE BANCORP, INC.	2nd QUARTER EARNINGS 2015

previously charged-off loans, a decrease in the loan portfolio of $25.0 million, of which $17.6 million was commercial loans, and loan pay downs on two classified loans. The ratio of the allowance for loan losses to total loans was 1.45% at June 30, 2015, compared to 1.46% at March 31, 2015 and December 31, 2014.

•                 Nonperforming assets continued to decrease to $5.8 million, or 0.53% of total assets, at June 30, 2015 compared to $6.2 million, or 0.55% of total assets, at March 31, 2015 and $6.3 million, or 0.57% of total assets, at December 31, 2014.  Delinquent loans totaled $660,000 at June 30, 2015, compared to $780,000 at March 31, 2015 and $258,000 at December 31, 2014.  There was only one delinquent commercial loan totaling $49,000 at June 30, 2015.

•              Noninterest income increased $294,000 to $1.3 million for the six months ended June 30, 2015 compared to $973,000 for the six months ended June 30, 2014 primarily due to an increase of $117,000 in equity in earnings of affiliate due to higher mortgage volumes, an increase of $47,000 in service charges and other fee income due to increased loan fees.

•              Noninterest expense increased $376,000, or 3.3%, to 11.8 million for the six months ended June 30, 2015, compared to $11.4 million for the six months ended June 30, 2014.  This increase was primarily due to the Company incurring $478,000 of system conversion costs offset by a decrease of $301,000 in assets acquired through foreclosure expense.  System conversion costs for the six months ended June 30, 2015 are captured in the following financial statement categories:  Salary, benefits and other compensation ($70,000), data processing costs ($247,000), professional fees ($147,000) and other ($14,000).

•              Income tax provision for the six months ended June 30, 2015 includes the reversal of an $182,000 valuation allowance on certain state deferred tax assets, which occurred during the three months ended March 31, 2015.  The effective income tax rate for the six months ended June 30, 2015 was 28.5%.  Excluding this reversal, the effective income tax rate for the six months ended June 30, 2015 was 30.9% compared to 31.1% for the six months ended June 30, 2014.

The Company also announced that its Board of Directors declared a cash dividend of $0.14 per outstanding share of common stock. The dividend will be paid on or about August 27, 2015 to stockholders of record as of the close of business on August 13, 2015.  Finally, on July 29, 2015, the Board of Directors approved an additional 5% stock repurchase plan (the “July 2015 Plan”).

FOX CHASE BANCORP, INC.	2nd QUARTER EARNINGS 2015

Subject to market conditions and other factors, repurchases related to the July 2015 Plan will begin subsequent to the completion of repurchases under the Company’s existing repurchase plan, which was approved in July 2014.  During the three months ended June 30, 2015, the Company repurchased 199,329 shares of treasury stock and has approximately 258,000 shares remaining in its’ approved repurchase plan.

Fox Chase Bancorp, Inc. will host a conference call to discuss second quarter 2015 results on Thursday, July 30, 2015 at 9:00 am EDT.  The general public can access the call by dialing (877) 507-3275.  A replay of the conference call will be available through September 11, 2015 by dialing (877) 344-7529; use Conference ID: 10067181.  Participants may preregister at http://dpregister.com/10067181.

Fox Chase Bancorp, Inc. is the stock holding company of Fox Chase Bank. The Bank is a Pennsylvania state-chartered savings bank originally established in 1867.  The Bank offers traditional banking services and products from its main office in Hatboro, Pennsylvania and nine branch offices in Bucks, Montgomery, Chester and Philadelphia Counties in Pennsylvania and Atlantic and Cape May Counties in New Jersey.  For more information, please visit the Bank’s website at www.foxchasebank.com.

This news release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements can generally be identified by the fact that they do not relate strictly to historical or current facts.  They often include words like “believe,” “expect,” “anticipate,” “estimate” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.”  Statements in this release that are not strictly historical are forward-looking and are based upon current expectations that may differ materially from actual results.  These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein.  These risks and uncertainties involve general economic trends, changes in interest rates, loss of deposits and loan demand to other financial institutions, substantial changes in financial markets; changes in real estate value and the real estate market, regulatory changes, possibility of unforeseen events affecting the industry generally, the uncertainties associated with newly developed or acquired operations, the outcome of pending litigation, and market disruptions and other effects of terrorist activities.  The Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required under the rules and regulations of the Securities and Exchange Commission.

FOX CHASE BANCORP, INC.	2nd QUARTER EARNINGS 2015

CONSOLIDATED STATEMENTS OF OPERATIONS

  (Dollars in Thousands, Except Per Share Data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
	(Unaudited)
INTEREST INCOME
Interest and fees on loans	$8,391	$8,130	$16,530	$16,240
Interest and dividends on investment securities	1,696	1,947	3,678	3,895
Other interest income	3	1	6	1
Total Interest Income	10,090	10,078	20,214	20,136
INTEREST EXPENSE
Deposits	728	797	1,443	1,695
Short-term borrowings	22	30	54	55
Federal Home Loan Bank advances	523	576	1,062	1,146
Other borrowed funds	164	250	330	498
Total Interest Expense	1,437	1,653	2,889	3,394
Net Interest Income	8,653	8,425	17,325	16,742
(Credit) provision for loan losses	(1,267)	100	(795)	100

Net Interest Income after Provision for Loan Losses	9,920	8,325	18,120	16,642
NONINTEREST INCOME
Service charges and other fee income	439	424	823	776
Net loss on sale of assets acquired through foreclosure	(15)	(121)	(15)	(121)
Income on bank-owned life insurance	122	120	242	237
Equity in earnings of affiliate	111	67	151	34
Other	39	24	66	47

Total Noninterest Income	696	514	1,267	973
NONINTEREST EXPENSE
Salaries, benefits and other compensation	3,943	3,519	7,662	7,160
Occupancy expense	420	418	897	914
Furniture and equipment expense	99	96	182	207
Data processing costs	502	377	1,075	762
Professional fees	414	337	777	815
Marketing expense	57	61	98	102
FDIC premiums	141	150	260	315
Assets acquired through foreclosure expense	62	72	92	393
Other	385	389	745	744
Total Noninterest Expense	6,023	5,419	11,788	11,412
Income Before Income Taxes	4,593	3,420	7,599	6,203
Income tax provision	1,437	1,105	2,164	1,932
Net Income	$3,156	$2,315	$5,435	$4,271
Earnings per share:
Basic	$0.29	$0.21	$0.49	$0.38
Diluted	$0.28	$0.20	$0.48	$0.37

FOX CHASE BANCORP, INC.	2nd QUARTER EARNINGS 2015

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(Dollars in Thousands, Except Share Data)

	June 30,	December 31,
	2015	2014
	(Unaudited)	(Audited)
ASSETS
Cash and due from banks	$1,795	$2,763
Interest-earning demand deposits in other banks	3,557	14,450
Total cash and cash equivalents	5,352	17,213
Investment securities available-for-sale	139,381	134,037
Investment securities held-to-maturity (fair value of $162,182 at June 30, 2015 and $170,854 at December 31, 2014)	162,995	170,172
Loans, net of allowance for loan losses of $10,736 at June 30, 2015 and $10,730 at December 31, 2014	729,217	724,326
Federal Home Loan Bank stock, at cost	6,786	6,015
Bank-owned life insurance	15,269	15,027
Premises and equipment, net	9,269	9,418
Assets acquired through foreclosure	2,819	2,814
Real estate held for investment	1,620	1,620
Accrued interest receivable	3,118	3,147
Mortgage servicing rights, net	102	111
Deferred tax asset, net	4,536	4,561
Other assets	9,506	6,155
Total Assets	$1,089,970	$1,094,616

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Deposits	$715,630	$711,909
Short-term borrowings	64,800	50,000
Federal Home Loan Bank advances	100,000	120,000
Other borrowed funds	30,000	30,000
Advances from borrowers for taxes and insurance	1,592	1,447
Accrued interest payable	269	311
Accrued expenses and other liabilities	3,866	5,038
Total Liabilities	916,157	918,705
STOCKHOLDERS’ EQUITY
Preferred stock ($.01 par value; 1,000,000 shares authorized, none issued and outstanding at June 30, 2015 and December 31, 2014)	-	-
Common stock ($.01 par value; 60,000,000 shares authorized, 11,567,540 shares outstanding at June 30, 2015 and 11,802,791 shares outstanding at December 31, 2014)	147	147
Additional paid-in capital	139,837	139,177
Treasury stock, at cost (3,121,701 shares at June 30, 2015 and 2,852,572 at December 31, 2014)	(44,135)	(39,698)
Common stock acquired by benefit plans	(7,201)	(8,056)
Retained earnings	85,264	84,225
Accumulated other comprehensive income, net	(99)	116
Total Stockholders’ Equity	173,813	175,911

Total Liabilities and Stockholders’ Equity	$1,089,970	$1,094,616

FOX CHASE BANCORP, INC.	2nd QUARTER EARNINGS 2015

SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA OF THE COMPANY (UNAUDITED)

(Dollars in Thousands, Except Per Share Data)

	June 30,	March 31,	December 31,	June 30,
	2015	2015	2014	2014
CAPITAL RATIOS:
Stockholders’ equity (to total assets) (1)	15.95%	15.59%	16.07%	16.13%

Common equity tier 1 capital ratio (to risk-weighted assets) (2)	16.86	16.28	N/A	N/A
Tier 1 leverage ratio (to adjusted average assets) (2)	13.30	13.04	13.99	13.18
Tier 1 capital ratio (to risk-weighted assets) (2)	16.86	16.28	18.97	18.59
Total capital ratio (to risk-weighted assets) (2)	17.91	17.34	20.02	19.64

ASSET QUALITY INDICATORS:
Nonperforming Assets:
Nonaccruing loans	$3,002	$3,374	$3,454	$4,144
Accruing loans past due 90 days or more	-	-	-	-
Total nonperforming loans	$3,002	$3,374	$3,454	$4,144
Assets acquired through foreclosure	2,819	2,804	2,814	2,017
Total nonperforming assets	$5,821	$6,178	$6,268	$6,161

Ratio of nonperforming loans to total loans	0.41%	0.44%	0.47%	0.56%
Ratio of nonperforming assets to total assets	0.53	0.55	0.57	0.56
Ratio of allowance for loan losses to total loans	1.45	1.46	1.46	1.57
Ratio of allowance for loan losses to nonperforming loans	357.6	331.3	310.7	279.3
Troubled Debt Restructurings:
Nonaccruing troubled debt restructurings (3)	$1,331	$1,349	$1,401	$282
Accruing troubled debt restructurings	5,892	4,817	3,624	5,324
Total troubled debt restructurings	$7,223	$6,166	$5,025	$5,606

Past Due Loans:
30 - 59 days	$639	$653	$113	$526
60 - 89 days	21	127	145	10
Total	$660	$780	$258	$536

(1) Represents stockholders’ equity ratio of Fox Chase Bancorp, Inc.

(2) Represents regulatory capital ratios of Fox Chase Bank.

(3) Nonaccruing troubled debt restructurings are included in total nonaccruing loans above

FOX CHASE BANCORP, INC.	2nd QUARTER EARNINGS 2015

	At or for the Three Months Ended
	June 30,	March 31,	December 31,	June 30,
	2015	2015	2014	2014
PERFORMANCE RATIOS (4):
Return on average assets	1.15%	0.83%	0.79%	0.85%
Return on average equity	7.22	5.18	4.76	5.25
Net interest margin	3.24	3.29	3.18	3.20
Efficiency ratio (5)	64.3	62.2	63.3	59.8
OTHER:
Average commercial loans	$630,577	$615,474	$571,875	$571,032
Tangible book value per share - Core (6)	$15.03	$14.88	$14.89	$14.73
Tangible book value per share (7)	$15.03	$14.94	$14.90	$14.71
Employees (full-time equivalents)	136	136	138	140

	At or for the Six Months Ended
	June 30,	June 30,
	2015	2014
PERFORMANCE RATIOS (4):
Average commercial loans	$623,026	$568,591
Return on average assets	0.99%	0.78%
Return on average equity	6.20	4.85
Net interest margin	3.26	3.19
Efficiency ratio (5)	63.2	62.4

(4) Annualized

(5)  Represents noninterest expense, excluding valuation adjustments on assets acquired through foreclosure, divided by the sum of net interest income and noninterest income, excluding gains or losses on the sale of securities, premises and equipment and assets acquired through foreclosure.

(6) Total stockholders’ equity, excluding the impact of accumulated other comprehensive (loss) income, net (($99,000) at June 30, 2015, $666,000 at March 31, 2015, $116,000 at December 31, 2014 and ($252,000) at June 30, 2014), divided by total shares outstanding.

(7) Total stockholders’ equity divided by total shares outstanding.  Tangible book value per share and book value per share were the same for all periods indicated.

FOX CHASE BANCORP, INC.	2nd QUARTER EARNINGS 2015

AVERAGE BALANCE SHEET

(Dollars in Thousands, Unaudited)

	Three Months Ended June 30,
	2015			2014
		Interest			Interest
	Average	and	Yield/	Average	and	Yield/
	Balance	Dividends	Cost (2)	Balance	Dividends	Cost (2)
Assets:
Interest-earning assets:
Interest-earning demand deposits	$10,285	$3	0.13%	$6,241	$1	0.05%
Investment securities	309,583	1,696	2.19%	332,940	1,947	2.34%
Loans (1)	749,997	8,391	4.49%	714,243	8,130	4.56%
Allowance for loan losses	(11,919)			(11,553)
Net loans	738,078	8,391		702,690	8,130
Total interest-earning assets	1,057,946	10,090	3.82%	1,041,871	10,078	3.88%
Noninterest-earning assets	42,400			45,628
Total assets	$1,100,346			$1,087,499
Liabilities and equity:
Interest-bearing liabilities:
Interest-bearing deposits	$585,892	$728	0.50%	$560,578	$797	0.57%
Borrowings	156,130	709	1.82%	220,770	856	1.56%
Total interest-bearing liabilities	742,022	1,437	0.78%	781,348	1,653	0.85%
Noninterest-bearing deposits	177,223			122,395
Other noninterest-bearing liabilities	6,353			7,284
Total liabilities	925,598			911,027
Stockholders’ equity	174,201			177,895
Accumulated comprehensive income	547			(1,423)
Total stockholders’ equity	174,748			176,472
Total liabilities and stockholders’ equity	$1,100,346			$1,087,499

Net interest income		$8,653			$8,425
Interest rate spread			3.04%			3.03%
Net interest margin			3.24%			3.20%

(1)          Nonperforming loans are included in average balance computation.

(2)          Yields are not presented on a tax-equivalent basis.

FOX CHASE BANCORP, INC.	2nd QUARTER EARNINGS 2015

AVERAGE BALANCE SHEET

(Dollars in Thousands, Unaudited)

	Three Months Ended
	June 30, 2015			March 31, 2015
		Interest			Interest
	Average	and	Yield/	Average	and	Yield/
	Balance	Dividends	Cost (2)	Balance	Dividends	Cost (2)
Assets:
Interest-earning assets:
Interest-earning demand deposits	$10,285	$3	0.13%	$11,550	$3	0.10%
Investment securities	309,583	1,696	2.19%	311,049	1,982	2.55%
Loans (1)	749,997	8,391	4.49%	742,005	8,139	4.44%
Allowance for loan losses	(11,919)			(10,777)
Net loans	738,078	8,391		731,228	8,139
Total interest-earning assets	1,057,946	10,090	3.82%	1,053,827	10,124	3.88%
Noninterest-earning assets	42,400			42,702
Total assets	$1,100,346			$1,096,529
Liabilities and equity:
Interest-bearing liabilities:
Interest-bearing deposits	$585,892	$728	0.50%	$546,465	$715	0.53%
Borrowings	156,130	709	1.82%	190,129	737	1.57%
Total interest-bearing liabilities	742,022	1,437	0.78%	736,594	1,452	0.80%
Noninterest-bearing deposits	177,223			176,389
Other noninterest-bearing liabilities	6,353			7,442
Total liabilities	925,598			920,425
Stockholders’ equity	174,201			175,552
Accumulated comprehensive income	547			552
Total stockholders’ equity	174,748			176,104
Total liabilities and stockholders’ equity	$1,100,346			$1,096,529

Net interest income		$8,653			$8,672
Interest rate spread			3.04%			3.08%
Net interest margin			3.24%			3.29%

(1)          Nonperforming loans are included in average balance computation.

(2)          Yields are not presented on a tax-equivalent basis.

FOX CHASE BANCORP, INC.	2nd QUARTER EARNINGS 2015

AVERAGE BALANCE SHEET

(Dollars in Thousands, Unaudited)

	Six Months Ended June 30,
	2015			2014
		Interest			Interest
	Average	and	Yield/	Average	and	Yield/
	Balance	Dividends	Cost (2)	Balance	Dividends	Cost (2)
Assets:
Interest-earning assets:
Interest-earning demand deposits	$10,917	$6	0.11%	$6,783	$1	0.04%
Investment securities	310,316	3,678	2.37%	334,228	3,895	2.33%
Loans (1)	746,001	16,530	4.46%	714,613	16,240	4.57%
Allowance for loan losses	(11,348)			(11,578)
Net loans	734,653	16,530		703,035	16,240
Total interest-earning assets	1,055,886	20,214	3.85%	1,044,046	20,136	3.88%
Noninterest-earning assets	42,551			46,043
Total assets	$1,098,437			$1,090,089
Liabilities and equity:
Interest-bearing liabilities:
Interest-bearing deposits	$566,178	$1,443	0.51%	$566,963	$1,695	0.60%
Borrowings	173,130	1,446	1.68%	218,343	1,699	1.57%
Total interest-bearing liabilities	739,308	2,889	0.79%	785,306	3,394	0.87%
Noninterest-bearing deposits	176,806			120,801
Other noninterest-bearing liabilities	6,897			7,952
Total liabilities	923,011			914,059
Stockholders’ equity	174,877			178,081
Accumulated comprehensive income	549			(2,051)
Total stockholders’ equity	175,426			176,030
Total liabilities and stockholders’ equity	$1,098,437			$1,090,089

Net interest income		$17,325			$16,742
Interest rate spread			3.06%			3.01%
Net interest margin			3.26%			3.19%

(1)          Nonperforming loans are included in average balance computation.

(2)          Yields are not presented on a tax-equivalent basis.

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